EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-33980, 333-73397, 333-69969, 333-2507, 333-29829 and
333-35897) and (Form S-8 Nos. 33-73332, 333-9801 and 333-56966) respectively, of
Nutrition 21, Inc. (formerly AMBI, Inc. and Applied Microbiology, Inc.) of our report dated September 10, 2001, with respect to the consolidated financial statements and schedule of Nutrition 21, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2001.


                                                    /s/ Ernst and Young LLP



Stamford, Connecticut
September 25, 2001